Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Indroneel Chatterjee
Chief Financial Officer
T: +352 2469 7988
E: Indroneel.Chatterjee@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Luxembourg, February 22, 2018 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported financial results for the fourth quarter and full year 2017, reporting full year service revenue of $899.6 million and fourth quarter 2017 service revenue of $207.3 million. Full year 2017 net income attributable to Altisource was $308.9 million, or $16.53 per diluted share, and adjusted net income attributable to Altisource(1) for the full year 2017 was $52.3 million, or adjusted diluted earnings per share(1) of $2.80. Fourth quarter 2017 net income attributable to Altisource was $286.4 million, or $15.72 per diluted share and adjusted net income attributable to Altisource(1) for the fourth quarter 2017 was $9.8 million, or adjusted diluted earnings per share(1) of $0.54.

“In 2017, we generated service revenue and adjusted diluted earnings per share(1) that were 105% and 102%, respectively, of our scenario mid-point. We also continued our long history of strong cash flow generation with $110.5 million of adjusted cash flows from operating activities(1),” said Chief Executive Officer William B. Shepro.

Mr. Shepro further commented, “Importantly, during the fourth quarter of 2017, we had strong sales momentum which we continued to build upon in the first quarter of 2018. We are also making meaningful investments to support our competitive positioning and the tremendous opportunities that our newer businesses represent. We believe these investments, our customer relationships and recent momentum of customer wins position us well for 2018 and beyond.”

In the fourth quarter of 2017, the Company recognized a net income tax benefit of $284.1 million relating to the merger of two of the Company’s Luxembourg subsidiaries, the impact of statutory tax rate changes in the U.S. and Luxembourg, and foreign income tax reserves. In December 2017, the Company merged two of its Luxembourg subsidiaries in connection with an internal restructuring plan designed to simplify and streamline the Company’s structure. For Luxembourg tax purposes, the transaction was recognized at fair value and generated a net operating loss of $1.3 billion. The Luxembourg net operating loss is not subject to any limitation on its usage and has a 17 year life.

2017 Highlights(2)

Corporate

•	Generated $66.1 million of cash flows from operating activities and $110.5 million of adjusted cash flows from operating activities(1)

•	Ended 2017 with $154.2 million of cash, cash equivalents and marketable securities

•	Repurchased 1.6 million shares of our common stock at an average price of $23.84 per share

•	Repurchased $60.1 million par value of our senior secured term loan at a weighted average discount of 10.7%, recognizing a net gain of $5.6 million on the early extinguishment of debt

•
Recognized a net income tax benefit of $284.1 million in the fourth quarter of 2017 relating to the merger of two of the Company’s Luxembourg subsidiaries, the impact of statutory tax rate changes in the U.S. and Luxembourg and foreign income tax reserves

•	Amended our senior secured term loan to allow the Company to directly repurchase its debt in the open market and permit the internal restructuring of our Luxembourg subsidiaries

Servicer Solutions

•	Selected by 9 bank and non-bank loan servicers to provide property preservation and inspection services, real estate brokerage and auction services, or title insurance and settlement services

•	Selected as a service provider by 4 servicers in the first quarter of 2018

•	Grew non-Ocwen Financial Corporation (“Ocwen”) and non-NRZ (defined below) service revenue by 9% compared to 2016

•	Maintained Altisource as one of the leading REO asset managers and online auctioneers of residential real estate through its Hubzu.com platform

•
Entered into agreements with New Residential Investment Corp. (individually, together with one or more of its subsidiaries, or one or more of its subsidiaries individually, “NRZ”) that establish Altisource as the exclusive provider of REO brokerage services for mortgage servicing rights that NRZ agreed to acquire from Ocwen

•
Entered into a non-binding Letter of Intent (subsequently amended) to enter into a Services Agreement with NRZ to provide fee-based services for mortgage servicing rights that NRZ agreed to acquire from Ocwen

Origination Solutions

•
Approved as a loan fulfillment provider for residential loan securitizations by Standard & Poor’s Financial Services LLC, Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc., DBRS, Inc. and Fitch Ratings Inc. (acceptance by Fitch as a reviewer of loans for securitizations was received in January 2018)

•	Selected by 7 lenders in 2017 and early 2018 to provide platform solutions including loan fulfillment services, loan processing services, or CastleLine® certification and insurance services

Consumer Real Estate Solutions

•	Grew Owners.com® residential purchases and sales by 713% in 2017 from 106 transactions in 2016 to 862 transactions in 2017

•	Launched Owners.com Loans to broker mortgages to Owners.com home buyers to deliver an integrated solution for consumers and grow revenue per sale

•	Implemented an agile operating model inspired by best-in-class Internet companies

Real Estate Investor Solutions

•	Purchased 257 homes and sold 158 homes in the buy-renovate-lease-sell business in 2017 compared to 119 home purchases and 14 home sales in 2016

•	Increased the inventory of homes in the buy-renovate-lease-sell business by 94% to 204 homes as of December 31, 2017 compared to December 31, 2016

•	Received a residential rental property management vendor rating of MOR RV2 from Morningstar Credit Ratings, LLC

Fourth Quarter 2017 Results Compared to Third Quarter 2017 and Fourth Quarter 2016:

•	Service revenue of $207.3 million, an 8% decrease compared to the third quarter 2017 and a 9% decrease compared to the fourth quarter 2016

•
Income (loss) before income taxes and non-controlling interests was $3.1 million for the fourth quarter 2017 compared to $10.4 million for the third quarter 2017 and a loss of $(19.5) million for the fourth quarter 2016

•
Pretax income (loss) attributable to Altisource(1) of $2.5 million for the fourth quarter 2017 compared to $9.6 million for the third quarter 2017 and a loss of $(20.3) million for the fourth quarter 2016

•	Adjusted pretax income attributable to Altisource(1) of $10.7 million, a 41% decrease compared to the third quarter 2017 and a 43% decrease compared to the fourth quarter 2016

•	Net income (loss) attributable to Altisource of $286.4 million for the fourth quarter 2017 compared to $7.0 million for the third quarter 2017 and a loss of $(20.4) million for the fourth quarter 2016

•	Adjusted net income attributable to Altisource(1) of $9.8 million, a 27% decrease compared to the third quarter 2017 and an 8% decrease compared to the fourth quarter 2016

•	Diluted earnings per share of $15.72 for the fourth quarter 2017 compared to $0.38 for the third quarter 2017 and a loss of $(1.08) for the fourth quarter 2016

•	Adjusted diluted earnings per share(1) of $0.54, a 26% decrease compared to the third quarter 2017 and a 2% decrease compared to the fourth quarter 2016

•	Cash from operations of $19.0 million, a 45% decrease compared to the third quarter 2017 and a 9% decrease compared to the fourth quarter 2016

•
Adjusted cash flows from operating activities less additions to premises and equipment(1) of $20.7 million, a 51% decrease compared to the third quarter 2017 and a 13% increase compared to the fourth quarter 2016

Full Year 2017 Results Compared to Full Year 2016

•	Service revenue of $899.6 million, a 5% decrease compared to the year ended December 31, 2016

•	Income before income taxes and non-controlling interests of $35.4 million, a 20% decrease compared to the year ended December 31, 2016

•	Pretax income attributable to Altisource(1) of $32.6 million, a 22% decrease compared to the year ended December 31, 2016

•	Adjusted pretax income attributable to Altisource(1) of $68.0 million, a 42% decrease compared to the year ended December 31, 2016

•	Net income attributable to Altisource of $308.9 million, a 977% increase compared to the year ended December 31, 2016

•	Adjusted net income attributable to Altisource(1) of $52.3 million, a 42% decrease compared to the year ended December 31, 2016

•	Diluted earnings per share of $16.53, a 1,032% increase compared to the year ended December 31, 2016

•	Adjusted diluted earnings per share(1) of $2.80, a 39% decrease compared to the year ended December 31, 2016

•	Cash from operations of $66.1 million, a 48% decrease compared to the year ended December 31, 2016

•	Adjusted cash flows from operating activities less additions to premises and equipment(1) of $99.9 million, a 14% decrease compared to the year ended December 31, 2016
________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2017 unless otherwise indicated.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, various risks relating to the transactions described herein, including in respect of the satisfaction of closing conditions to New Residential Investment Corp.’s acquisition of the covered MSR portfolios, including obtaining the necessary third-party approvals; uncertainties as to the timing or completion of transfers related to New Residential Investment Corp.’s acquisition of the covered MSR portfolios; potential litigation relating to the transactions; the possibility of early termination of the Cooperative Brokerage Agreement; the possibility that Altisource and New Residential Investment Corp. will not be able to negotiate a satisfactory services agreement; the inability to obtain, or delays in achieving, the expected benefits of the transactions, as well as, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EST today to discuss our fourth quarter and full year results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2017	2016	2017	2016

Service revenue
Mortgage Market	$171,056	$189,774	$754,058	$774,514
Real Estate Market	22,172	16,000	86,821	84,805
Other Businesses, Corporate and Eliminations	14,079	21,439	58,682	83,280
Total service revenue	207,307	227,213	899,561	942,599
Reimbursable expenses	8,126	10,694	39,912	52,011
Non-controlling interests	633	720	2,740	2,693
Total revenue	216,066	238,627	942,213	997,303
Cost of revenue	153,495	162,115	659,953	638,034
Reimbursable expenses	8,126	10,694	39,912	52,011
Gross profit	54,445	65,818	242,348	307,258
Selling, general and administrative expenses	45,849	52,446	192,642	214,155
Litigation settlement loss, net of $4,000 insurance recovery	—	28,000	—	28,000
Income (loss) from operations	8,596	(14,628)	49,706	65,103
Other income (expense), net:
Interest expense	(5,391)	(5,931)	(22,253)	(24,412)
Other income (expense), net	(93)	1,022	7,922	3,630
Total other income (expense), net	(5,484)	(4,909)	(14,331)	(20,782)

Income (loss) before income taxes and non-controlling interests	3,112	(19,537)	35,375	44,321
Income tax benefit (provision)	283,871	(127)	276,256	(12,935)

Net income (loss)	286,983	(19,664)	311,631	31,386
Net income attributable to non-controlling interests	(633)	(720)	(2,740)	(2,693)

Net income (loss) attributable to Altisource	$286,350	$(20,384)	$308,891	$28,693

Earnings (loss) per share:
Basic	$16.16	$(1.08)	$16.99	$1.53
Diluted	$15.72	$(1.08)	$16.53	$1.46

Weighted average shares outstanding:
Basic	17,724	18,788	18,183	18,696
Diluted	18,211	18,788	18,692	19,612

Comprehensive income (loss):
Net income (loss)	$286,983	$(19,664)	$311,631	$31,386
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on securities, net of income tax benefit (provision) of $(843), $(169), $(921), $720, respectively	2,266	411	2,478	(1,745)

Comprehensive income (loss), net of tax	289,249	(19,253)	314,109	29,641
Comprehensive income attributable to non-controlling interests	(633)	(720)	(2,740)	(2,693)

Comprehensive income (loss) attributable to Altisource	$288,616	$(19,973)	$311,369	$26,948

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION(1)
(in thousands)

	For the three months ended December 31, 2017
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$171,056	$22,172	$14,079	$207,307
Reimbursable expenses	7,815	301	10	8,126
Non-controlling interests	633	—	—	633
	179,504	22,473	14,089	216,066
Cost of revenue	123,565	24,483	13,573	161,621
Gross profit (loss)	55,939	(2,010)	516	54,445
Selling, general and administrative expenses	27,722	4,634	13,493	45,849
Income (loss) from operations	28,217	(6,644)	(12,977)	8,596
Total other income (expense), net	(66)	(4)	(5,414)	(5,484)

Income (loss) before income taxes and non-controlling interests	$28,151	$(6,648)	$(18,391)	$3,112

	For the three months ended December 31, 2016
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$189,774	$16,000	$21,439	$227,213
Reimbursable expenses	10,308	361	25	10,694
Non-controlling interests	720	—	—	720
	200,802	16,361	21,464	238,627
Cost of revenue	138,128	16,620	18,061	172,809
Gross profit (loss)	62,674	(259)	3,403	65,818
Selling, general and administrative expenses	31,010	4,536	16,900	52,446
Litigation settlement loss, net of $4,000 insurance recovery	—	—	28,000	28,000
Income (loss) from operations	31,664	(4,795)	(41,497)	(14,628)
Total other income (expense), net	10	(5)	(4,914)	(4,909)

Income (loss) before income taxes and non-controlling interests	$31,674	$(4,800)	$(46,411)	$(19,537)

(1)
Effective January 1, 2017, our reportable segments changed as a result of a change in the way our Chief Executive Officer (our chief operating decision maker) manages our businesses, allocates resources and evaluates performance, and the related changes in our internal organization. Prior year comparable period segment disclosures have been restated to conform to the current year presentation.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION(1)
(in thousands)

	For the year ended December 31, 2017
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$754,058	$86,821	$58,682	$899,561
Reimbursable expenses	36,886	2,966	60	39,912
Non-controlling interests	2,740	—	—	2,740
	793,684	89,787	58,742	942,213
Cost of revenue	545,507	96,967	57,391	699,865
Gross profit (loss)	248,177	(7,180)	1,351	242,348
Selling, general and administrative expenses	114,215	18,718	59,709	192,642
Income (loss) from operations	133,962	(25,898)	(58,358)	49,706
Total other income (expense), net	72	(4)	(14,399)	(14,331)

Income (loss) before income taxes and non-controlling interests	$134,034	$(25,902)	$(72,757)	$35,375

	For the year ended December 31, 2016
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$774,514	$84,805	$83,280	$942,599
Reimbursable expenses	50,117	1,785	109	52,011
Non-controlling interests	2,693	—	—	2,693
	827,324	86,590	83,389	997,303
Cost of revenue	546,540	64,566	78,939	690,045
Gross profit	280,784	22,024	4,450	307,258
Selling, general and administrative expenses	121,508	23,291	69,356	214,155
Litigation settlement loss, net of $4,000 insurance recovery	—	—	28,000	28,000
Income (loss) from operations	159,276	(1,267)	(92,906)	65,103
Total other income (expense), net	154	(5)	(20,931)	(20,782)

Income (loss) before income taxes and non-controlling interests	$159,430	$(1,272)	$(113,837)	$44,321

(1)
Effective January 1, 2017, our reportable segments changed as a result of a change in the way our Chief Executive Officer (our chief operating decision maker) manages our businesses, allocates resources and evaluates performance, and the related changes in our internal organization. Prior year comparable period segment disclosures have been restated to conform to the current year presentation.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$105,006	$149,294
Available for sale securities	49,153	45,754
Accounts receivable, net	52,740	87,821
Prepaid expenses and other current assets	64,742	42,608
Total current assets	271,641	325,477

Premises and equipment, net	73,273	103,473
Goodwill	86,283	86,283
Intangible assets, net	120,065	155,432
Deferred tax assets, net	303,707	7,292
Other assets	10,195	11,255

Total assets	$865,164	$689,212

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$84,400	$83,135
Accrued litigation settlement	—	32,000
Current portion of long-term debt	5,945	5,945
Deferred revenue	9,802	8,797
Other current liabilities	9,414	19,061
Total current liabilities	109,561	148,938

Long-term debt, less current portion	403,336	467,600
Other non-current liabilities	12,282	10,480

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 17,418 outstanding as of December 31, 2017; 25,413 shares authorized and issued and 18,774 outstanding as of December 31, 2016)	25,413	25,413
Additional paid-in capital	112,475	107,288
Retained earnings	626,600	333,786
Accumulated other comprehensive income (loss)	733	(1,745)
Treasury stock, at cost (7,995 shares as of December 31, 2017 and 6,639 shares as of December 31, 2016)	(426,609)	(403,953)
Altisource equity	338,612	60,789

Non-controlling interests	1,373	1,405
Total equity	339,985	62,194

Total liabilities and equity	$865,164	$689,212

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2017	2016

Cash flows from operating activities:
Net income	$311,631	$31,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,447	36,788
Amortization of intangible assets	35,367	47,576
Change in the fair value of acquisition related contingent consideration	24	(3,555)
Share-based compensation expense	4,255	6,188
Bad debt expense	5,116	1,829
Gain on early extinguishment of debt	(5,637)	(5,464)
Amortization of debt discount	301	413
Amortization of debt issuance costs	833	1,141
Deferred income taxes	(297,336)	(2,597)
Loss on disposal of fixed assets	2,768	1,765
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	29,965	15,980
Prepaid expenses and other current assets	(22,134)	(20,881)
Other assets	770	1,053
Accounts payable and accrued expenses	2,576	(9,113)
Other current and non-current liabilities	(38,864)	24,309
Net cash provided by operating activities	66,082	126,818

Cash flows from investing activities:
Additions to premises and equipment	(10,514)	(23,269)
Acquisition of businesses, net of cash acquired	—	(9,409)
Purchase of available for sale securities	—	(48,219)
Change in restricted cash	290	674
Other investing activities	188	—
Net cash used in investing activities	(10,036)	(80,223)

Cash flows from financing activities:
Repayments and repurchases of long-term debt	(59,761)	(50,723)
Proceeds from stock option exercises	2,374	9,558
Excess tax benefit on stock-based compensation	—	4,779
Purchase of treasury shares	(39,011)	(37,662)
Distributions to non-controlling interests	(2,772)	(2,580)
Payment of tax withholding on issuance of restricted shares	(1,164)	—
Net cash used in financing activities	(100,334)	(76,628)

Net decrease in cash and cash equivalents	(44,288)	(30,033)
Cash and cash equivalents at the beginning of the period	149,294	179,327

Cash and cash equivalents at the end of the period	$105,006	$149,294

Supplemental cash flow information:
Interest paid	$21,210	$22,717
Income taxes paid, net	18,332	18,327

Non-cash investing and financing activities:
(Decrease) increase in payables for purchases of premises and equipment	$(1,311)	$404

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Pretax income (loss) attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted cash flows from operating activities and adjusted cash flows from operating activities less additions to premises and equipment, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) before income taxes and non-controlling interests, net income (loss) attributable to Altisource, diluted earnings (loss) per share and cash flows from operating activities as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods, as well as the effect of more significant non-recurring items from earnings and cash flows from operating activities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-recurring items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Pretax income (loss) attributable to Altisource is calculated by deducting non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by adding intangible asset amortization expense and the litigation settlement loss, net of $4.0 million insurance recovery to, and deducting non-controlling interests from, income (loss) before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by adding intangible asset amortization expense (net of tax) and net litigation settlement loss, net of insurance recovery (net of tax) and adding or deducting certain income tax related items relating to the Luxembourg subsidiary merger, other income tax rate changes in Luxembourg and the United States and an increase in foreign income tax reserves (and related interest) from net income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income attributable to Altisource plus intangible asset amortization expense (net of tax) and net litigation settlement loss (net of tax) and adding or deducting certain income tax related items described above, by the weighted average number of diluted shares. Adjusted cash flows from operating activities is calculated by adding the cash payment related to the net litigation settlement loss and the increase in short-term investments in real estate to cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by adding the cash payment related to the net litigation settlement loss and the increase in short-term investments in real estate to, and deducting additions to premises and equipment from, cash flows from operating activities.
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Three months ended September 30,	Years ended December 31,
	2017	2016	2017	2017	2016

Income (loss) before income taxes and non-controlling interests	$3,112	$(19,537)	$10,357	$35,375	$44,321

Non-controlling interests	(633)	(720)	(805)	(2,740)	(2,693)
Pretax income (loss) attributable to Altisource	2,479	(20,257)	9,552	32,635	41,628
Intangible asset amortization expense	8,224	11,144	8,604	35,367	47,576
Litigation settlement loss, net of $4,000 insurance recovery	—	28,000	—	—	28,000

Adjusted pretax income attributable to Altisource	$10,703	$18,887	$18,156	$68,002	$117,204

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Three months ended September 30,	Years ended December 31,
	2017	2016	2017	2017	2016

Net income (loss) attributable to Altisource	$286,350	$(20,384)	$6,961	$308,891	$28,693

Intangible asset amortization expense, net of tax	7,597	6,477	6,452	27,523	36,819
Certain income tax related items, net	(284,108)	—	—	(284,108)	—
Net litigation settlement loss, net of tax	—	24,583	—	—	24,583

Adjusted net income attributable to Altisource	$9,839	$10,676	$13,413	$52,306	$90,095

Diluted earnings (loss) per share	$15.72	$(1.08)	$0.38	$16.53	$1.46

Impact of using diluted share count instead of basic share count for a loss per share	—	0.01	—	—	—
Intangible asset amortization expense, net of tax, per diluted share	0.42	0.34	0.35	1.47	1.88
Certain income tax related items, net	(15.60)	—	—	(15.20)	—
Net litigation settlement loss, net of tax, per diluted share	—	1.28	—	—	1.25

Adjusted diluted earnings per share	$0.54	$0.55	$0.73	$2.80	$4.59

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$8,224	$11,144	$8,604	$35,367	$47,576
Tax benefit from intangible asset amortization	(627)	(4,667)	(2,152)	(7,844)	(10,757)
Intangible asset amortization expense, net of tax	7,597	6,477	6,452	27,523	36,819
Diluted share count	18,211	19,246	18,429	18,692	19,612

Intangible asset amortization expense, net of tax, per diluted share	$0.42	$0.34	$0.35	$1.47	$1.88

Certain income tax related items, net, resulting from:
Luxembourg subsidiaries merger, net	$(300,908)	$—	$—	$(300,908)	$—
Other income tax rate changes	6,270	—	—	6,270	—
Foreign income tax reserves	10,530	—	—	10,530	—
Certain income tax related items, net	(284,108)	—	—	(284,108)	—
Diluted share count	18,211	19,246	18,429	18,692	19,612

Certain income tax related items, net, per diluted share	$(15.60)	$—	$—	$(15.20)	$—

Calculation of the impact of net litigation settlement loss, net of tax
Net litigation settlement loss	$—	$28,000	$—	$—	$28,000
Tax benefit from net litigation settlement loss	—	(3,417)	—	—	(3,417)
Net litigation settlement loss, net of tax	—	24,583	—	—	24,583
Diluted share count	18,211	19,246	18,429	18,692	19,612

Net litigation settlement loss, net of tax, per diluted share	$—	$1.28	$—	$—	$1.25

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Three months ended September 30,	Years ended December 31,
	2017	2016	2017	2017	2016

Cash flows from operating activities	$18,953	$20,783	$34,612	$66,082	$126,818
Net litigation settlement loss payment	—	—	—	28,000	—
Increase in short-term investments in real estate	4,761	4,330	9,530	16,380	13,025
Adjusted cash flows from operating activities	23,714	25,113	44,142	110,462	139,843
Less: Additions to premises and equipment	(3,029)	(6,744)	(1,827)	(10,514)	(23,269)

Adjusted cash flows from operating activities less additions to premises and equipment	$20,685	$18,369	$42,315	$99,948	$116,574